Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Invests $54.5 Million in AI Infrastructure in 2024

CoreWeave, Inc., Single Largest Initial Investment in Fund’s History, Files for IPO

Net Asset Value of $6.68 Per Share as of December 31, 2024

NEW YORK, NY, March 11, 2025 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024. Net assets totaled approximately $157.6 million, or $6.68 per share, at December 31, 2024, as compared to $6.73 per share at September 30, 2024 and $7.99 per share at December 31, 2023.

“Since inception, SuRo Capital has served as the public's gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. Our diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“This is an exceptionally promising time for our portfolio,” Mr. Klein continued. “CoreWeave, the single largest initial investment in our fund’s history, filed for an IPO earlier this month. This follows our portfolio company ServiceTitan’s successful IPO late last year. We are also extremely excited about the prospect of IPOs in some of our larger investments, like Canva, Whoop, Liquid Death, Vast Data, and OpenAI. We believe this moment is reminiscent of 2020 and 2021, when we monetized a substantial portion of our portfolio assets. I am confident that our current positioning is as strong as ever.”

Mr. Klein then highlighted SuRo Capital’s recent investment activity, noting, “In 2024, we continued to execute on a disciplined approach to deploying capital, and we have begun to see the positive results of those efforts as 2024 marked one of our most active investment periods in the last decade. During the year, we invested $54.5 million in artificial intelligence infrastructure and applications through our investments in CoreWeave (in part through CW Opportunity 2 LP, an SPV invested in CoreWeave, Inc.), OpenAI (through ARK Type One Deep Ventures Fund LLC, an SPV), and VAST (through IH10, LLC, an SPV). Additionally, we are pleased to report the full exit of our position in Oklo achieving a significant return of over 20 times our initially invested capital in AltC Sponsor LLC and the full exit of our PublicSquare common shares following the successful merger with Colombier Acquisition Corp. in 2023. These realizations are a testament to the success of our SPAC sponsor strategy established several years ago.”

Investment Portfolio as of December 31, 2024

At December 31, 2024, SuRo Capital held positions in 37 portfolio companies – 33 privately held and 4 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions – with an aggregate fair value of approximately $209.4 million. The Company’s top five portfolio company investments accounted for approximately 44% of the total portfolio at fair value as of December 31, 2024.

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Top Five Investments as of December 31, 2024

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
CW Opportunity 2 LP & CoreWeave, Inc.(1)	$25.2	$$28.2	13.5%
ARK Type One Deep Ventures Fund LLC(2)	17.7	17.6	8.4
Learneo, Inc.	15.0	16.9	8.1
Blink Health, Inc.	15.0	15.1	7.2
Whoop, Inc.	10.0	14.9	7.1
Total(3)	$82.9	$$92.8	44.3%

(1)	Includes SuRo Capital’s $15.0 million investment in CW Opportunity 2 LP, $5.0 million secondary investment in CoreWeave, Inc. common shares, and $5.0 million secondary investment in CoreWeave, Inc. Series A Preferred Shares. CW Opportunity 2 LP is an SPV that is solely invested in the Series C Preferred Shares of CoreWeave, Inc. SuRo Capital is invested in the Series C Preferred Shares of CoreWeave, Inc. through its investment in the Class A Interest of CW Opportunity 2 LP.
(2)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Interest is solely invested in the Convertible Interest Rights of OpenAI Global, LLC. SuRo Capital is invested in the Convertible Interest Rights of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC.
(3)	Total may not sum due to rounding.

Fourth Quarter 2024 Investment Portfolio Activity

During the three months ended December 31, 2024, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
CoreWeave, Inc.(2)	Series A Preferred Shares	10/8/2024	$5.0 million
IH10, LLC(3)	Membership Interest	10/9/2024	$12.0 million

(1)	Amount invested does not include any capitalized costs or prepaid management fees or fund expenses, if applicable.
(2)	In aggregate, SuRo Capital invested $15 million in CW Opportunity 2 LP, $5 million in CoreWeave, Inc. common shares, and $5 million in CoreWeave, Inc. Series A Preferred Shares. CW Opportunity 2 LP is an SPV that is solely invested in the Series C Preferred Shares of CoreWeave, Inc. SuRo Capital is invested in the Series C Preferred Shares of CoreWeave, Inc. through its investment in the Class A Interest of CW Opportunity 2 LP.
(3)	IH10, LLC’s sole portfolio asset is interest in the Series B Preferred Shares of VAST Data, Ltd. through an SPV. SuRo Capital is invested in the Series B Preferred Shares of VAST Data, Ltd. through its investment in the Membership Interest of IH10, LLC.

During the three months ended December 31, 2024, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain
Oklo, Inc.	11/15/2024	239,300	$21.14	$5.1 million	$4.8 million
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Common Shares(2)	Various	1,616,187	$3.28	$5.3 million	$4.0 million
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Warrants(3)	Various	500,000	$1.08	$0.5 million	$0.3 million
Forge Global, Inc.(4)	Various	125,000	$1.03	$0.1 million	<$0.1 million
True Global Ventures 4 Plus Pte Ltd	12/23/2024	N/A	N/A	$0.1 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of December 3, 2024, SuRo Capital had sold its remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public common shares.
(3)	As of December 31, 2024, SuRo Capital held 1,796,037 remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public warrants.
(4)	As of December 31, 2024, SuRo Capital held 1,020,875 remaining Forge Global, Inc. public common shares.

Subsequent to year-end through March 11, 2025, SuRo Capital made the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Orchard Technologies, Inc.	Series 1 Senior Preferred	1/31/2025	$0.2 million
Orchard Technologies, Inc.	Simple Agreement for Future Equity	1/31/2025	$0.1 million
Whoop, Inc.	Simple Agreement for Future Equity	2/6/2025	$1.0 million

(1)	Amount invested does not include any capitalized costs, if applicable.

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Fourth Quarter 2024 Financial Results

	Quarter Ended December 31, 2024		Quarter Ended December 31, 2023
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(3.9)	$(0.16)	$(2.7)	$(0.11)

Net realized gain on investments	9.1	0.39	2.6	0.10

Realized loss on partial repurchase of 6.00% Notes due 2026	(<0.1)	(<0.01)	-	-

Net change in unrealized appreciation/(depreciation) of investments	(5.2)	(0.22)	(9.0)	(0.36)

Net increase/(decrease) in net assets resulting from operations – basic(2)	<0.1	<0.01	(9.1)	(0.37)

Stock-based compensation	0.1	(0.06)	0.5	(0.06)

Increase/(decrease) in net asset value(2)	$0.1	$(0.05)	$(8.7)	$(0.43)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Fiscal Year 2024 Financial Results

	Fiscal Year Ended December 31, 2024		Fiscal Year Ended December 31, 2023
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(14.0)	$(0.58)	$(13.4)	$(0.51)

Net realized loss on investments	(5.0)	(0.21)	(11.9)	(0.46)

Realized loss on partial repurchase of 6.00% Notes due 2026	(0.2)	(0.01)	-	-

Net change in unrealized appreciation/(depreciation) of investments	(19.0)	(0.79)	30.5	1.16

Net increase/(decrease) in net assets resulting from operations – basic(3)	(38.1)	(1.59)	5.1	0.19

Stock-based compensation	1.7	0.11	2.4	0.09

Repurchase of common stock(2)	(9.4)	0.17	(14.2)	0.32

Increase/(decrease) in net asset value(3)	$(45.8)	($1.31)	$(6.7)	$0.60

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Includes tender offers. The use of cash in connection with the repurchases decreased net asset value as of each year-end; however, the reduction in shares outstanding as of each year-end resulted in an increase to net asset value per share.
(3)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 23.9 million and 26.2 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, there were 23,601,566 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $23.6 million as of December 31, 2024, consisting of cash and securities of publicly traded portfolio companies not subject to certain restrictions at year-end.

Convertible Note Purchase Agreement

On August 6, 2024, SuRo Capital entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and between the Company and the purchaser identified therein (the “Purchaser”), pursuant to which we may issue up to a maximum of $75.0 million in aggregate principal amount of 6.50% Convertible Notes due 2029 (the “Convertible Notes”). Pursuant to the Note Purchase Agreement, on August 14, 2024 we issued and sold, and the Purchaser purchased, $25.0 million in aggregate principal amount of the Convertible Notes (the “Initial Notes”). Under the Note Purchase Agreement, upon mutual agreement between the Company and the Purchaser, we may issue additional Convertible Notes for sale in subsequent offerings to the Purchaser (the “Additional Notes”), or issue additional notes with modified pricing terms (the “New Notes”), in the aggregate for both the Additional Notes and the New Notes, up to a maximum of $50.0 million in one or more private offerings.

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Interest on the Convertible Notes will be paid quarterly in arrears on March 30, June 30, September 30, and December 30, at a rate of 6.50% per year. The Convertible Notes will mature on August 14, 2029, and may be redeemed in whole or in part at any time or from time to time at our option on or after August 6, 2027 upon the fulfillment of certain conditions. The Convertible Notes will be convertible into shares of our common stock at the Purchaser's sole discretion at an initial conversion rate of 129.0323 shares of our common stock per $1,000 principal amount of the Convertible Notes, subject to adjustments and limitations as provided in the Note Purchase Agreement. The net proceeds from the offering of the Convertible Notes will be used to repay outstanding indebtedness, make investments in accordance with our investment objective and investment strategy, and for other general corporate purposes. The Note Purchase Agreement includes customary representations, warranties, and covenants by the Company.

On October 9, 2024, pursuant to the Note Purchase Agreement, we issued and sold, and the Purchaser purchased, $5.0 million in aggregate principal amount of the Additional Notes. Subsequent to year-end, pursuant to the Note Purchase Agreement, on January 16, 2025 we issued and sold, and the Purchaser purchased, $5.0 million in aggregate principal amount of the Additional Notes. The Additional Notes are treated as a single series with the Initial Notes and have the same terms as the Initial Notes. The Additional Notes are fungible and rank equally with the Initial Notes. Upon issuance of the Additional Notes on January 16, 2025, the outstanding aggregate principal amount of our Convertible Notes became $35.0 million.

Note Repurchase Program

On August 6, 2024, SuRo Capital’s Board of Directors approved a discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to $35.0 million of our 6.00% Notes due 2026, exclusive of any applicable fees, through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

During the quarter ended December 31, 2024, we repurchased an additional 203,168 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of December 31, 2024, we had repurchased 1,213,304 of the 6.00% Notes due 2026 under the Note Repurchase Program. Subsequent to year-end, through March 11, 2025, we repurchased an additional 199,990 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of March 11, 2025, $35.3 million in aggregate principal dollar amount of the 6.00% Notes due 2026 have been repurchased, resulting in the total use of the authorized available funds.

Share Repurchase Program

On October 29, 2024, the Company’s Board of Directors authorized an extension of, and a $4.3 million increase in the amount of shares that may be repurchased under, the Company's discretionary Share Repurchase Program until the earlier of (i) October 31, 2025 or (ii) the repurchase of $64.3 million in aggregate amount of the Company's common stock. As of March 11, 2025, the dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $25.0 million.

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Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the 1940 Act and the Exchange Act.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on March 11, 2025. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 6936935 or SuRo Capital. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on March 18, 2025 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 6936935.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2024	December 31, 2023
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $234,601,314 and $160,994,161, respectively)	$198,511,915	$147,167,535
Non-controlled/affiliate investments (cost of $20,605,400 and $32,775,940, respectively)	9,268,827	24,931,333
Controlled investments (cost of $1,602,940 and $18,771,097, respectively)	1,600,000	11,982,381
Total Portfolio Investments	209,380,742	184,081,249
Investments in U.S. Treasury bills (cost of $0 and $63,792,704, respectively)	—	63,810,855
Total Investments (cost of $256,809,654 and $276,333,902, respectively)	209,380,742	247,892,104
Cash	20,035,640	28,178,352
Escrow proceeds receivable	45,298	309,293
Interest and dividends receivable	756,022	132,607
Deferred financing costs	526,261	594,726
Prepaid expenses and other assets(1)	855,630	494,602
Total Assets	231,599,593	277,601,684
LIABILITIES
6.00% Notes due December 30, 2026(2)	44,198,838	73,745,207
6.50% Convertible Notes due August 14, 2029(3)	29,051,408	—
Accounts payable and accrued expenses(1)	768,394	346,308
Dividends payable	8,867	152,523
Total Liabilities	74,027,507	74,244,038

Net Assets	$157,572,086	$203,357,646
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 23,601,566 and 25,445,805 issued and outstanding, respectively)	$236,016	$254,458
Paid-in capital in excess of par	226,579,432	248,454,107
Accumulated net investment loss	(4,302,192)	(4,304,111)
Accumulated net realized loss on investments, net of distributions	(17,409,097)	(12,348,772)
Accumulated net unrealized appreciation/(depreciation) of investments	(47,532,073)	(28,698,036)
Net Assets	$157,572,086	$203,357,646
Net Asset Value Per Share	$6.68	$7.99

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2024, the 6.00% Notes due December 30, 2026 (the "6.00% Notes due 2026") (effective interest rate of 6.48%) had a face value $44,667,400. As of December 31, 2023, the 6.00% Notes due 2026 (effective interest rate of 6.53%) had a face value $75,000,000.
(3)	As of December 31, 2024, the 6.50% Convertible Notes due August 14, 2029 (the "6.50% Convertible Notes due 2029") (effective interest rate of 7.06%) had a face value $30,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2024	2023	2022
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$1,296,415	$795,847	$403,029
Dividend income	1,232,239	211,310	541,239
Controlled investments:
Interest income	955,628	1,331,258	1,685,000
Dividend income	—	500,000	—
Interest income from U.S. Treasury bills	1,189,145	3,758,365	826,925
Total Investment Income	4,673,427	6,596,780	3,456,193
OPERATING EXPENSES
Compensation expense	9,159,673	9,482,867	7,566,452
Interest expense	4,843,570	4,858,049	4,845,549
Professional fees	2,277,765	2,602,894	3,395,260
Directors’ fees	682,260	645,548	675,716
Income tax expense	88,692	624,049	82,238
Other expenses	1,572,754	1,822,982	1,598,986
Total Operating Expenses	18,624,714	20,036,389	18,164,201
Net Investment Loss	(13,951,287)	(13,439,609)	(14,708,008)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	8,375,641	(1,185,273)	(5,835,074)
Non-controlled/affiliate investments	(6,598,530)	(10,762,231)	(70,379)
Controlled investments	(6,797,425)	—	—
Net Realized Loss on Investments	(5,020,314)	(11,947,504)	(5,905,453)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	(183,668)	—	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(30,184,682)	10,349,592	(109,553,034)
Non-controlled/affiliate investments	4,429,928	20,705,035	(1,947,553)
Controlled investments	6,785,776	(600,692)	(63,005)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(18,968,978)	30,453,935	(111,563,592)
Net Change in Net Assets Resulting from Operations	$(38,124,247)	$5,066,822	$(132,177,053)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(1.60)	$0.19	$(4.40)
Diluted(2)	$(1.60)	$0.19	$(4.40)
Weighted-Average Common Shares Outstanding
Basic	23,901,805	26,222,667	30,023,202
Diluted(2)	23,901,805	26,222,667	30,023,202

(1)	Includes interest income earned on cash.
(2)	For the year ended December 31, 2024, 3,870,969 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net decrease in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive. For the year ended December 31, 2024, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended December 31,
	2024	2023	2022	2021	2020
Per Basic Share Data
Net asset value at beginning of the year	$7.99	$7.39	$11.72	$15.14	$11.38
Net investment loss(1)	(0.58)	(0.51)	(0.49)	(0.38)	(0.81)
Net realized gain/(loss) on investments(1)	(0.21)	(0.46)	(0.20)	8.46	0.92
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	(0.01)	—	—	—	—
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.79)	1.16	(3.72)	(2.39)	3.78
Dividends declared	—	—	(0.11)	(8.00)	(0.87)
Issuance of common stock from stock dividend	—	—	—	0.74	—
Issuance of common stock from public offering(1)	—	—	0.01	0.01	0.30
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	—	(1.91)	(0.11)
Repurchase of common stock(1)	0.17	0.32	0.11	—	0.43
Stock-based compensation(1)	0.11	0.09	0.07	0.05	0.12
Net asset value at end of year	$6.68	$7.99	$7.39	$11.72	$15.14
Per share market value at end of year	$5.88	$3.94	$3.80	$12.95	$13.09
Total return based on market value(2)	49.24%	3.68%	(69.45)%	60.05%	99.85%
Total return based on net asset value(2)	(16.40)%	8.12%	(36.01)%	30.25%	33.04%
Shares outstanding at end of year	23,601,566	25,445,805	28,429,499	31,118,556	19,914,023
Ratios/Supplemental Data:
Net assets at end of year	$157,572,086	$203,357,646	$210,020,702	$364,846,624	$301,583,073
Average net assets	$174,438,302	$207,608,591	$310,086,061	$396,209,139	$205,430,809
Ratio of net operating expenses to average net assets(3)	10.68%	9.70%	5.87%	2.88%	7.95%
Ratio of net investment loss to average net assets(3)	(8.00)%	(6.51)%	(4.76)%	(2.51)%	(7.07)%
Portfolio Turnover Ratio	13.73%	9.34%	4.31%	28.34%	14.87%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	For the year ended December 31, 2021, the Company excluded $100,274 of non-recurring expenses. For the year ended December 31, 2020, the Company excluded $1,962,431 of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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